UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12.

  NATIONAL PATENT DEVELOPMENT CORPORATION

  (Name of Registrant as Specified in Its Charter)

  (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

 ☐
Fee paid previously with preliminary materials.

 ☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)   Amount Previously Paid:

    (2)   Form, Schedule or Registration Statement No.:

    (3)   Filing Party:

    (4)   Date Filed:

NATIONAL PATENT DEVELOPMENT CORPORATION
10 East 40th Street, Suite 3110
New York, New York 10016

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2008

To National Patent Development Corporation Stockholders:

The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of National Patent Development Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, June 10, 2008, at 9:00 a.m., in the Gilbert Room on the fourth floor of the New York Marriott Marquis Time Square, located at 1535 Broadway, New York, New York 10036, for the following purposes:

1.	To elect five directors nominated to serve as the Company’s Board of Directors.

2.	To ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3.	To act upon such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on April 14, 2008 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

HARVEY P. EISEN
Chairman, Chief Executive Officer
and President
April 29, 2008

YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE VOTE YOUR PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

NATIONAL PATENT DEVELOPMENT CORPORATION
10 East 40th Street, Suite 3110
New York, New York 10016

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON TUESDAY, JUNE 10, 2008

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of National Patent Development Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 10, 2008, at 9:00 a.m., in the Gilbert Room on the fourth floor of the New York Marriott Marquis Time Square, located at 1535 Broadway, New York, New York 10036 and at any adjournments thereof.

This proxy statement, and the accompanying Notice of Annual Meeting and proxy card, are first being mailed to stockholders on or about April 29, 2008.

GENERAL

The holders of record of shares of common stock of the Company at the close of business on April 14, 2008 are entitled to notice of, and to vote such shares at, the Annual Meeting.  On April 14, 2008, there were 16,148,621 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting.  Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting.

Abstentions and broker non-votes are included in determining the number of shares present or represented at the Annual Meeting for purposes of determining whether a quorum exists.  Broker non-votes occur when a broker returns a proxy but does not have discretionary authority to vote on a particular proposal or voting instructions from the beneficial owner.

Certain proposals, such as the election of directors and the ratification of the appointment of auditors, are considered “routine” matters and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions.  For “non-routine” proposals brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, and the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 requires the favorable vote of a majority of the votes cast.  Thus, an abstention or a broker non-vote will have no effect on the outcome of the vote on the election of directors or the ratification of the appointment of the Company’s independent registered public accounting firm at the meeting.

Shares of common stock represented by proxies received in time for the Annual Meeting will be voted as specified in the proxy.  Unless contrary instructions are given, the proxy will be voted  FOR the election of the Board of Directors’ nominees for director and FOR the ratification of the appointment of Eisner LLP as the independent registered public accounting firm for the 2008 fiscal year.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the individuals named as proxies will have discretion to vote on those matters in their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the Annual Meeting is adjourned, your proxy will remain valid and may be voted at the adjourned meeting.  You still will be able to revoke your proxy until it is voted.  As of the date of this proxy statement, the Company is not aware of any matters that are to be presented at the Annual Meeting other than the election of directors and the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

Stockholders may vote by completing and mailing the proxy card to the Company so that it is received by the Company prior to June 10, 2008.  A proxy may be revoked if, prior to the exercise of the proxy, the Secretary of the Company receives either a written revocation of that proxy or a new proxy bearing a later date.  You will be able to change your vote as many times as you wish prior to the Annual Meeting and the last vote received chronologically will supersede all prior votes.  A proxy may also be revoked by voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

This proxy solicitation is being made by the Board of Directors of the Company, and the expense of preparing, printing and mailing this proxy statement, Notice of Annual Meeting and proxy is being paid by the Company.  In addition to the use of the mails, proxies may be solicited personally, by electronic mail, by facsimile or by telephone by our directors, officers or regular employees of the Company without additional compensation.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock.  The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of our common stock.  In addition, the Company has retained D.F. Doring & Co. to act as a proxy solicitor for the Annual Meeting.  The Company has agreed to pay D.F. Doring & Co. approximately $3,500, plus reasonable out-of-pocket expenses, for providing proxy solicitation services.

In some instances, we may deliver to multiple stockholders sharing a common address only one copy of this proxy statement and its attachments.  If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder.  To notify the Company, you may write National Patent Development Corporation, Attn:  Corporate Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016, or call the Company at (646) 742-1600.  Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Smaller Reporting Company

The Company has elected to prepare this proxy statement and other annual and periodic reports as a “Smaller Reporting Company” consistent with rules of the Securities and Exchange Commission (the “SEC”) effective February 4, 2008.

ITEM 1 – ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee of the Board of Directors has recommended to the Board and the Board of Directors proposes to the Company’s stockholders five nominees for election at the Annual Meeting as directors of the Company.  The Board of Directors determined the number of nominees pursuant to the Company’s By-Laws.  If elected, the directors will serve until the next annual meeting and until their successors have been chosen and qualified.  Each nominee has consented to being named in this Proxy Statement and, if elected, has committed to serve as a director.  In the event that any of the nominees should become unable or unavailable to serve or for good reason will not serve, the persons named in the accompanying proxy intend to vote for such other person or persons, if any, as the Board of Directors may designate as a substitute nominee, or the size of the Board may be reduced.  All of the nominees are currently directors of the Company.

As discussed above under the heading “GENERAL,” the five candidates who receive the highest number of “FOR” votes will be elected.

Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted “FOR ALL” of the nominees listed below.

Directors and Executive Officers

The following tables set forth:  (i) the names and ages of the nominees for election to director and the names and ages of the executive officer of the Company who does not also serve as a director of the Company; (ii) the other positions and offices presently held by such persons with the Company, if any; (iii) the period during which such persons have served on the Board of Directors of the Company; (iv) the expiration of each director’s term as director; and (v) the principal occupations and employment of the persons.  Additional biographical information for each person follows the tables.  Certain of the nominees for director and the executive officer who is not a director currently serve as directors and/or officers of Five Star Products, Inc., a paint and hardware distributor that is a majority-owned subsidiary of the Company (“Five Star Products”).

Nominees for Election at 2008 Annual Meeting

Name and Position with the Company	Age	Director Since	Expiration of Term	Principal Occupation
Harvey P. Eisen, Chairman of the Board, Chief Executive Officer and President	65	2004	2008	Chairman of the Board, Chief Executive Officer and President of the Company; director of Five Star Products; Chairman and Managing Member of Bedford Oak Advisors, LLC
John C. Belknap, Vice President and director	61	2006	2008	Chief Executive Officer, President and director of Five Star Products
Talton R. Embry, director	61	2004	2008	Chairman of the Board of Magten Asset Management Corp.
Scott N. Greenberg, director	51	2004	2008	Chief Executive Officer and director of GP Strategies Corporation
Lawrence G. Schafran, director	69	2006	2008	Managing Partner of Providence Recovery Partners, LLC; Managing Director of Providence Capital, Inc.

Executive Officer Who Is Not a Director

Name	Age	Principal Occupation
Ira J. Sobotko	51	Vice President, Finance, Secretary and Treasurer of the Company; Senior Vice President, Finance, Secretary and Treasurer of Five Star Products

Directors

Set forth below are the names of, and certain biographical information regarding, the directors of the Company.

Harvey P. Eisen, age 65, has served as Chairman of the Board and Chief Executive Officer of the Company since June 2007 and also served as its President since July 2007.  He has been a director of the Company since 2004 and a director of Five Star Products since November 2007.  He has served as Chairman and Managing Member of Bedford Oak Advisors, LLC, an investment partnership, since 1998.  Prior thereto, Mr. Eisen served as Senior Vice President of Travelers, Inc. and of Primerica, each a financial services company, prior to its merger with Travelers in 1993.  Mr. Eisen has over 30 years of asset management experience, is often consulted by the national media for his views on all phases of the investment marketplace, and is frequently quoted in The Wall Street Journal, The New York Times, PensionWorld, U.S. News & World Report, Financial World and Business Week, among other publications.  Mr. Eisen also has appeared and currently appears regularly on such television networks as CNN and CNBC.  Mr. Eisen is a trustee of the University of Missouri Business School, where he established the first accredited course on the Warren Buffet Principles of Investing.  Mr. Eisen has also been a director of GP Strategies Corporation (“GPS”) since 2002.  For many years, he was a trustee of Rippowam Cisqua School in Bedford, New York and the Northern Westchester Hospital.

John C. Belknap, age 61, has served as a Vice President of the Company since March 2007, an employee of the Company since December 2006, a director of the Company since October 2006, and as President, Chief Executive Officer and a director of Five Star Products since March 2007.  Prior to joining the Company and Five Star Products, Mr. Belknap was engaged in certain entrepreneurial activities and served as an independent consultant to various private companies from 2000 until October 2006.  From 1997 to 1999, Mr. Belknap was Executive Vice President and Chief Financial Officer of Richfood Holdings, Inc. a Fortune 500 integrated food wholesaler and retailer.  From 1995 to 1997, he was Chief Financial Officer for OfficeMax, Inc.  During the period from 1974 to 1995, he was Chief Financial Officer for several other major retailers.

Talton R. Embry, age 61, has been a director of the Company since 2004.  He has been Chairman of Magten Asset Management Corp., an investment company, since 1978.  Mr. Embry is a director of Winthrop Realty Trust, a NYSE-listed real estate investment trust.  He was formerly co-chairman and a director of Revco Drug Stores (now CVS Corp.), a retailer.  He has been a director of Anacomp, a document-management outsource provider, BDK Holdings, a manufacturer of home textiles, Capsure Holdings (now CNA Surety), a surety bond underwriter, Combined Broadcasting, an owner of television stations, Salant, a manufacturer of men’s fashions, Texscan, a manufacturer of cable-TV equipment, Thermadyne, a manufacturer of welding equipment and supplies, Varco International (now National Oilwell Varco Inc), a manufacturer of oil and gas drilling equipment, and Westpoint Stevens, a manufacturer of sheets and towels.

Scott N. Greenberg, age 51, has been a director of the Company since 2004.  Mr. Greenberg was Chief Financial Officer of the Company from 2004 to July 2007.  Mr. Greenberg has been the Chief Executive Officer of GPS since April 2005 and a director since 1987.  From 2001 until February of 2006 he was President of GPS, Chief Financial Officer from 2001 until 2005, Executive Vice President and Chief Financial Officer from 1998 to 2001, Vice President and Chief Financial Officer from 1989 to 1998, and Vice President, Finance from 1985 to 1989.  He has been a director of GSE Systems, Inc. since 1999 and was a director of Five Star Products from 1998 to 2003 and a director of Valera Pharmaceuticals, Inc. until January 2005.

Lawrence G. Schafran, age 69, has served as a director of the Company since 2006.  He has been a Managing Director of Providence Capital, Inc., an investment and advisory firm, since 2003.  Mr. Schafran serves as a director and chairman of the audit committees of PubliCARD, Inc., Tarragon Realty Investors, Inc., national home builders, SulphCo, Inc., a developer of a process to desulpherize heavy crudes and RemoteMDx, Inc., a manufacturer and distributor of a GPS-based, two-way communications bracelet/anklet worn by parolees, probationers and bailees.  Mr. Schafran has been a director of Glasstech, Inc., manufacturers of furnaces for automotive glass products, since 2002.  Mr. Schafran also served as a trustee, chairman, interim chief executive officer and president and as co-liquidating trustee (from 1999 through 2003) of Banyan Strategic Realty Trust, an equity REIT traded on the NASDAQ National Market.  He is also a director of Eletro Energy, Inc., a firm engaged in the research and development of battery technologies including patented bipolar cell and battery designs utilizing NiMH chemistry, as well as development relating to Li-ion chemistries.

Executive Officer Who Is Not a Director

Set forth below is the name of, and certain biographical information regarding, an executive officer of the Company who does not serve as a director of the Company.

Ira J. Sobotko, age 51, has served as Vice President, Finance, Secretary and Treasurer of the Company since July 2007 and is its principal financial officer and principal accounting officer.  Mr. Sobotko has served as Senior Vice President, Finance, Secretary and Treasurer of Five Star Products and its principal financial officer since July 2007.  From April 2007 to July 2007, Mr. Sobotko served as Vice President, Finance of the Company.  From September 2005 through March 2007, Mr. Sobotko served as a financial consultant to various publicly traded companies, including the Company and Five Star Products and emerging technologies companies.  From January 2004 through May 2005, Mr. Sobotko served as Vice President and Chief Financial Officer of Campusfood.com, a web-based network of restaurants for students and local communities.  From August 2000 to January 2004, Mr. Sobotko served as Executive Vice President, Finance at Arrowsight, Inc., a web-based application service provider where Mr. Sobotko has also served as a director since November 2001.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

A director will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy.

ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Eisner LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.  Eisner LLP has served as the Company’s independent registered public accounting firm since 2004.

In addition to appointing Eisner LLP as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year, the Audit Committee has directed that management submit the appointment of the independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting.  One or more representatives of Eisner LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm is not required by the Company’s by-laws or otherwise.  However, the Company is submitting the appointment of Eisner LLP to stockholders for ratification as a matter of good corporate practice.  If stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm.  Unless contrary instructions are given, the shares of common stock represented by the proxies being solicited will be voted for the ratification of the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year.

 Independent Auditor Fees

The fees billed for services rendered for 2007 and 2006 by Eisner LLP were as follows:

	2006	2007

Audit Fees (1)	$213,000	$228,000
Audit-Related Fees (2)	$0	$31,000
Tax Fees	$0	$0
All Other Fees	$0	$0

Total	$213,000	$259,000
_______________

(1)
Audit fees consisted principally of fees for the audit of the annual financial statements and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q.

(2)	Consists primarily of fees for review of filings under the Securities Exchange Act of 1934 and review of certain technical issues.

Policy on Pre-Approval of Services Provided by Independent Auditor

The Sarbanes-Oxley Act of 2002 and the auditor independence rules of the United States Securities and Exchange Commission (the “SEC”) require an independent registered public accounting firm that audits an issuer to obtain pre-approval from such issuer’s Audit Committee of the audit and non-audit services it intends to perform, so that the firm may provide professional services without impairing its independence.

Therefore, pursuant to the requirements of the Sarbanes-Oxley Act of 2002, Eisner LLP’s engagement by the Company is subject to specific pre-approval policies.

In fiscal 2007, except for the period referred to below, all audit and permitted non-audit services to be performed by Eisner LLP required pre-approval by the Audit Committee in accordance with pre-approval policies established by the Audit Committee.  The procedures required that all proposed engagements of Eisner LLP for services of any kind be directed to the Audit Committee prior to the beginning of any service.  From April 2007 until July 30, 2007, the Company did not have a separately designated Audit Committee; during that time, all audit and permitted non-audit services to be performed by Eisner LLP required pre-approval by the entire Board of Directors in accordance with the pre-approval policies as set forth above with respect to the Audit Committee.

Recommendation and Vote Required

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF EISNER LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

The affirmative vote of the majority of votes cast is required to ratify the Board’s appointment of the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE

General

The Company is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices.  The Company’s Board of Directors and Nominating and Corporate Governance Committee actively review and evaluate the Company’s corporate governance practices.  This review includes comparing the Board’s current governance policies and practices with those suggested by corporate governance authorities as well as the practices of other public companies.  The Board has adopted those corporate governance policies and practices that its evaluation suggests are the most appropriate for the Company.

Board Composition and Committee Memberships

The Board of Directors is comprised of Messrs. Harvey P. Eisen, John C. Belknap, Talton R. Embry, Scott N. Greenberg and Lawrence G. Schafran.  Dr. Roald Hoffmann resigned from the Board in 2007 and Mr. S. Leslie Flegel served as a director from March of 2007 until he resigned in March of 2008.  The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  The table below indicates the current members of each of these Board committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Harvey P. Eisen			X *
John C. Belknap
Talton R. Embry	X	X *	X
Scott N. Greenberg
Lawrence G. Schafran	X *	X	X
X = Committee member
 * = Committee Chairman

Director Independence

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been growing public and regulatory focus on the independence of directors.  The Company is not subject to the listing requirements of any securities exchange, including The Nasdaq Stock Market (“Nasdaq”), because the common stock of the Company is traded on the over-the-counter bulletin board.  However, in July 2007, the Board adopted the standards for independence for Nasdaq-listed companies, and the independence determinations that follow are based upon the criteria established by Nasdaq for determining director independence and upon the criteria established by Nasdaq and the SEC for determining Audit Committee member independence.

The Board determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director.  In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning his independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Using the objective and subjective independence criteria enumerated in the Nasdaq marketplace rules’ listing requirements and the SEC rules, the Board has reviewed all relationships between each director and the Company and, based on this review, the Board has affirmatively determined that Messrs. Schafran and Embry are each independent in accordance with Nasdaq independence criteria.  Messrs. Eisen, Belknap and Greenberg are not independent in accordance with Nasdaq independence criteria; nor was the Company’s former director, Mr. Flegel, independent.  Dr. Hoffmann resigned from the Board prior to the adoption of the independence standards set forth above.  While the Board did not determine Dr. Hoffmann’s qualifications under these independence standards, it believes that he would have qualified as independent.

Audit Committee

The Audit Committee is comprised of Messrs. Lawrence G. Schafran and Talton R. Embry.  The Board of Directors has determined that Messrs. Embry and Schafran are each independent in accordance with the independence criteria of Nasdaq and for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Board has determined that both Audit Committee members are able to read and understand financial statements and that at least one member has accounting or related financial management expertise in accordance with the applicable rules of Nasdaq.  The Board has also determined that Mr. Schafran has the accounting or related financial management expertise necessary for him to be considered a “financial expert” under SEC rules and he serves as the Audit Committee financial expert.

The Audit Committee is responsible for maintaining free and open communications among itself, the independent auditors and Company management.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the integrity of the Company’s financial statements and the financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the performance of the Company’s internal audit function and the independent auditors.

The Audit Committee charter was included as Appendix C to the proxy statement for the Company’s 2007 Annual Meeting.

Compensation Committee

The Compensation Committee is comprised of Messrs. Talton R. Embry and Lawrence G. Schafran, each of whom has been determined by the Board of Directors to be independent in accordance with Nasdaq’s independence criteria, an “outside director” pursuant to criteria established by the Internal Revenue Service and is a “non-employee” director pursuant to criteria established by the SEC.  The Compensation Committee reviews and approves the Company’s executive compensation programs, plans and awards.

The Compensation Committee charter was included as Appendix D to the proxy statement for the Company’s 2007 Annual Meeting.

Role of the Compensation Committee

The Compensation Committee reviews and approves the compensation arrangements for the Company’s Chief Executive Officer, officers and directors.  The Compensation Committee administers any Company equity incentive plans and makes awards pursuant to those plans.  The Compensation Committee also establishes and administers any other incentive compensation plans for the Company’s officers.  The Compensation Committee has the authority to engage compensation consultants to assist it in carrying out its duties.  When the Compensation Committee deems it to be appropriate, it may delegate its authority to a subcommittee of one or more of its members or, with respect to administrative changes to the Company’s benefit plans, to one or more officers of the Company.

Role of Management

With respect to executive officer compensation, the Compensation Committee expects that it will receive recommendations and information from senior management.  The Company intends that, on a going-forward basis, the Company’s Chief Executive Officer will annually review with the Compensation Committee the performance of the Company’s executive officers and participate in Compensation Committee deliberations regarding the compensation of executive officers other than the Chief Executive Officer.  The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers.  Upon request by the Compensation Committee, management may provide the Compensation Committee with recommendations, data and information regarding the compensation of the Company’s outside directors.

Director Compensation

Information with respect to director compensation is included in the “2007 Director Compensation” section below.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Messrs. Harvey P. Eisen, Talton R. Embry and Lawrence G. Schafran.  The Board of Directors has determined that each of Messrs. Embry and Schafran is independent in accordance with Nasdaq’s independence criteria, but Mr. Eisen is not independent because he serves as an officer of the Company.  Prior to July 30, 2007, the Company did not have a separately designated Nominating and Corporate Governance Committee or charter; instead, the entire Board acted as the Company’s Nominating and Corporate Governance Committee and established its own operating procedures.

The Nominating and Corporate Governance Committee is responsible for recommending, for consideration by the Board, candidates to serve as directors of the Company.  The Nominating and Corporate Governance Committee also reviews recommendations from stockholders regarding corporate governance and director candidates.  The procedure for submitting recommendations of director candidates is set forth below under the caption “Selection of Director Candidates.”

See “Corporate Governance – General” for a discussion of the governance activities of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee charter was included as Appendix E to the proxy statement for the Company’s 2007 Annual Meeting.

Selection of Director Candidates

The Nominating and Corporate Governance Committee bases its nomination recommendations on candidates’ business or professional backgrounds, talents and perspectives.  Candidates may be identified through any means believed by the Nominating and Corporate Governance Committee to be appropriate, including recommendations from members of the Nominating and Corporate Governance Committee, the Board, management or stockholders.  Any stockholder nominations for election as a director at the 2009 Annual Meeting must be in writing and sent to the Nominating and Corporate Governance Committee c/o National Patent Development Corporation, Attn. Corporate Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016 no later than March 10, 2009.

Each present nominee for election as a director is an incumbent director of the Company selected for nomination by the recommendation of the Nominating and Corporate Governance Committee and action of the Board of Directors.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings

In 2007, the Board of Directors held three meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings and the Nominating and Corporate Governance Committee did not meet.  The current Audit Committee and the Nominating and Corporate Governance Committee were established in July 2007.  Each director attended at least 75% of the aggregate meetings of the Board of Directors and of the committees of which such director was a member.  All directors were present at the Company’s 2007 Annual Meeting.

Our current director attendance policy is that unless there are mitigating circumstances, such as medical, family or business emergencies, Board members are expected to participate in all Board meetings and all committee meetings of which the director is a member and to attend the Company’s annual meeting of stockholders.

Executive Sessions of Non-Management Directors

Our Corporate Governance Principles, adopted in July 2007, require the non-management directors to meet regularly in executive session.  In 2007, the non-management directors did not meet in executive session, but during all directors meetings the opportunity to meet in executive session without management was available.

Stockholder Communications Process

The Board of Directors provides a process for security holders to send communication to the Board.  Stockholders may send communications to the Board by mail in care of National Patent Development Corporation, Attn:  Corporate Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016.

Audit Committee Report

The Audit Committee of the Board of Directors has:

(a)	reviewed and discussed the Company’s audited financial statements with management;

(b)	discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees”; and

(c)
received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees”, and has discussed the independent auditor’s independence with the independent auditors.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors the approval for inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The Audit Committee of the
Board of Directors

Lawrence G. Schafran, Chairman
Talton R. Embry

Code of Ethics

The Company has adopted a Code of Ethics for its principal executive officer, senior financial officers, including the principal financial officer and the principal accounting officer, and persons performing similar functions for its subsidiaries.  If the Company makes any substantive amendment to the Code of Ethics or grants any waiver from a provision of the Code of Ethics for said executive officers, the Company will disclose the nature of such amendment or waiver in a filing on Form 8-K.  The Code of Ethics was filed as Exhibit 14.1 to the Company’s Form 10-K for the year ended December 31, 2004 filed with the SEC on April 15, 2005 and is incorporated by reference herein.  The Company will also provide a copy of such Code of Ethics to any person, without charge, upon written request made to the Company’s Secretary at the following address:  National Patent Development Corporation, Attn: Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

Principal Stockholders

The following table sets forth the number of shares of common stock beneficially owned as of April 21, 2008 by each person who is known by the Company to own beneficially more than five percent of the Company’s outstanding common stock other than executive officers or directors of the Company, whose beneficial ownership is reflected in the Security Ownership of Directors and Executive Officers table below.  On April 21, 2008, there were 16,147,467 shares of Company common stock outstanding.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Bedford Oak Advisors, LLC 100 South Bedford Road Mt. Kisco, NY 10549	3,197,253 (1)	19.80%
Gabelli Asset Management, Inc. One Corporate Center Rye, NY 10580	1,906,166 (2)	10.52%
Goldman Capital Management, Inc. 320 Park Avenue New York, NY 10022	1,650,900 (3)	10.22%
Carl E. Warden 1516 Country Club Drive Los Altos, CA 94024	922,173 (4)	5.71%
Advisory Research, Inc. 180 North Stetson Street, Suite 5500 Chicago, IL 60601	893,193 (5)	5.57%
Chai Trust Company, LLC 2 North Riverside Plaza, Suite 600 Chicago, IL 60606	831,275 (6)	5.15%

(1)
Based on a Schedule 13D/A filed jointly by Bedford Oak Advisors, LLC (“Bedford Oak”), Bedford Oak Capital, L.P. (“Capital”), Bedford Oak Acorn, L.P. (“Acorn”) and Mr. Eisen with the SEC on January 3, 2008.  Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Capital and Acorn.  Does not include options to purchase 833,333 shares of Company common stock exercisable by Mr. Eisen within 60 days of April 21, 2008.  See Security Ownership of Directors and Executive Officers table.

(2)
Based on a Schedule 13D/A filed jointly by Gabelli Funds, LLC, GAMCO Investors, Inc., MJG Associates, Inc., Gabelli Group Capital Partners, Inc., Gabelli Asset Management, Inc. and Mario J. Gabelli with the SEC on December 7, 2004.  Mario Gabelli directly or indirectly controls, or acts as chief investment officer for, these entities.  Includes 1,423,886 shares estimated to be issuable upon exercise of warrants to purchase shares of Company common stock.

(3)	Based on a Schedule 13G filed by Goldman Capital Management Inc. with the SEC on March 27, 2006.

(4)
Based on a Schedule 13G filed by Carl Warden with the SEC on May 21, 2007.  Includes 43,500 shares of Company common stock held by the Carl and Vicki Warden Family Foundation, of which Mr. Warden is the trustee.  Mr. Warden disclaims beneficial ownership of the 43,500 shares of Company common stock held by the Carl and Vicki Warden Family Foundation.

(5)	Based on a Schedule 13G filed by Advisory Research, Inc. with the SEC on February 16, 2008.

(6)
Based on a Schedule 13G filed jointly by Chai Trust Company, LLC, EGI (02-04) Investors, LLC and SZ Investments, LLC with the SEC on September 10, 2007 under which these three entities are deemed to share beneficial ownership of these shares  Company common stock.

Security Ownership of Directors and Executive Officers

 The following table sets forth the beneficial ownership of the Company’s outstanding common stock as of April 21, 2008 by each person who is a director or named executive officer of the Company, naming each such person, and all persons who are currently directors and executive officers of the Company as a group.  There were 16,147,467 shares of Company common stock issued and outstanding on April 21, 2008.

Security Ownership of Directors and Executive Officers

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Harvey P. Eisen	4,030,586 (1)	23.74%
John C. Belknap	133,333 (2)	*
Scott N. Greenberg	58,768 (3)	*
Talton R. Embry	41,193 (4)	*
Lawrence G. Schafran	37,014 (4)	*
Ira Sobotko	625	*
Jerome I. Feldman	605,493 (5)	3.75%
Directors and executive officers as a group (6 persons) (5)	4,303,614	24.93%

* The number of shares owned is less than one percent of the outstanding shares.

(1)
Includes 3,189,400 shares of Company common stock beneficially owned by Bedford Oak,  Mr. Eisen is deemed to have beneficial ownership of such shares by virtue of his position as managing member of Bedford Oak, the investment manager of Capital and Acorn.  See footnote 1 to Principal Stockholders Table.  Also includes 7,853 shares of Company common stock individually owned by Mr. Eisen and 833,333 shares of Company common stock covered by options exercisable by Mr. Eisen within 60 days of April 21, 2008.

(2)	All shares of Company common stock covered by options exercisable within 60 days of April 21, 2008, all of which are currently exercisable.

(3)
Includes 4,000 shares of Company common stock held by members of Mr. Greenberg’s family, and 5,867 shares of Company common stock allocated to Mr. Greenberg’s account pursuant to the provisions of the GPS Retirement Savings Plan.  Mr. Greenberg disclaims beneficial ownership of the 4,000 shares of Company common stock held by members of his family.  Mr. Greenberg ceased serving as the Company’s Chief Financial Officer effective July 31, 2007.

(4)	Includes 33,333 shares of Company common stock for each of Messrs. Embry and Schafran that are issuable upon the exercise of options, all of which are currently exercisable.

(5)
Includes 1.173 shares of Company common stock owned by members of Mr. Feldman’s family as to which he disclaims beneficial ownership.  Mr. Feldman ceased serving as Chairman of the Board and Chief Executive Officer of the Company, and as a director of the Company, and in all other capacities with the Company effective May 31, 2007.

(6)
Includes Messrs. Eisen, Greenberg, Embry and Schafran, each of whom is a current director of the Company, Mr. Belknap, who is currently a director and a named executive offer of the Company, and Mr. Sobotko, who is currently a named executive officer of the Company.

Ownership of Related Companies

Some of our current directors and named executive officers own equity securities of Five Star Products, our subsidiary.  The following table and footnotes set forth the beneficial ownership, as of April 21, 2008, of the shares of common stock of Five Star Products held by each person who is a director or named executive officer of the Company, naming each such person, and all persons who are currently directors and executive officers of the Company as a group.  There were 16,842,577 shares of Five Star Products common stock issued and outstanding on April 21, 2008.  All information is taken from or based upon ownership filings made by such individuals with the SEC or upon information provided by such individuals.

Ownership of Related Companies

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Harvey P. Eisen	0	*
John C. Belknap	333,000	*
Scott N. Greenberg	0	*
Talton R. Embry	0	*
Lawrence G. Schafran	0	*
Ira Sobotko	42,250 (1)	*
Jerome I. Feldman	0	*
Directors and executive officers as a group (6 persons) (2)	375,250	2.22%

* The number of shares owned is less than one percent of the outstanding shares.

(1)	41,625 of the shares of Five Star common stock reflected above for Mr. Sobotko are covered by options exercisable within 60 days of April 21, 2008, all of which are currently exercisable.

(2)
Includes Messrs. Eisen, Greenberg, Embry and Schafran, each of whom is a current director of the Company, Mr. Belknap, who is currently a director and a named executive offer of the Company, and Mr. Sobotko, who is currently a named executive officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors to file reports regarding ownership of the Company’s common stock with the SEC, and to furnish the Company with copies of all such filings.  Based on a review of these filings, the Company believes that all filings were timely made, with the exception of one Form 4 reporting the grant to Mr. Belknap of options to acquire shares of Company common stock, one Form 4 reporting the grant to Mr. Eisen of options to acquire shares of Company common stock, and one Form 4 reporting the acquisition of shares by Mr. Flegel, each of which has since been filed with the SEC.

DIRECTOR COMPENSATION

The table below summarizes the total compensation paid to or earned by each director of the Company (who is not also a named executive officer) for the fiscal year ended December 31, 2007.

2007 Director Compensation

Name (1)	Fees Earned or Paid in Cash (2) ($)	Option Awards (3) ($)	Total ($)
Talton R. Embry	7,007	25,500	32,507
Lawrence G. Schafran	7,007	25,500	32,507

(1)	Mr. Eisen received director compensation until he became the Chief Executive Officer of the Company on June 1, 2007. This compensation is included in the “Summary Compensation Table”.

(2)	Mr. Embry and Mr. Schafran each elected to receive 1,960 shares of Company common stock in lieu of $5,007 of their annual director’s fee.

(3)
The amounts in this column reflect the dollar amount recognized in fiscal 2007 for financial statement reporting purposes, calculated in accordance with FAS 123R.  A discussion of the assumptions used in calculating these values may be found in Note 13 to our audited financial statements in the Form 10-K for the fiscal year ended December 31, 2007.  At the end of fiscal 2007, each of Mr. Embry and Mr. Schafran had 100,000 unvested options.

Director Compensation

During 2007, directors who were not employees of the Company or its subsidiaries were entitled to receive:

•	an annual fee of $5,000, paid in quarterly installments of $1,250, and such directors were entitled to elect to receive all or 50% of their annual fee in Company common stock;

•	$1,000 in cash for each meeting of the Board of Directors that they attended; and

•	options to purchase an aggregate of $100,000 shares of common stock, which will vest in one-third increments on each anniversary of the grant date.

For 2008, directors who are not employees of the Company or its subsidiaries are entitled to receive:

•	an annual fee of $5,000 paid in quarterly installments of $1,250, and such directors may elect to receive all or a portion of their annual fee in Company common stock;

•
$1,500 in cash for each meeting of the Board of Directors and for each Board Committee meeting which they attend in person and $500 for each Board or Board Committee meeting attended by means of conference telephone connection; except that $1,500 shall be paid for each meeting of the Audit Committee, whether attended in person or by telephone; and

•
an annual fee for the Chairman of each of the Board Committees of $7,500, paid in quarterly installments of $1,875, and each such Chairman may elect to receive all or 50% of such annual fee in Company common stock.

EXECUTIVE COMPENSATION

The Company has elected to use the Smaller Reporting Company rules recently issued by the SEC regarding the disclosure of executive compensation.  Under these rules, the Company provides a Summary Compensation Table covering 2007 and 2006 compensation for the two individuals who served as principal executive officer in 2007 and for two individuals who are the most highly-compensated executive officers other than the individuals who served as principal executive officer, to whom we refer collectively as our “named executive officers”, an Outstanding Equity Awards at Year End Table and certain narrative disclosures.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the Company’s named executive officers for the fiscal years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (5) ($)	Option Awards (5) ($)	All Other Compensation (6) ($)	Total ($)
Harvey P. Eisen, Chairman of the Board and Chief Executive Officer	2007	58,077 (1)	0	0	538,194	2,504	598,775
Jerome I. Feldman, former Chairman of the Board and Chief Executive Officer	2007 2006	183,333 (4) 431,669 (4)	0 0	0 0	0 0	55,272 (4) 195,000 (4)	238,605 626,669
John Belknap, Vice President	2007	300,000 (2)	325,560	105,556	132,601	3,564	867,281
Ira Sobotko, Vice President, Finance, Treasurer and Secretary, Chief Financial and Accounting Officer	2007	138,424 (3)	50,000	0	15,653	42,745	246,822

(1)
For services rendered from and after June 1, 2007 when Mr. Eisen was elected to the additional positions of Chairman of the Board, President and Chief Executive Officer and thereby became an employee of the Company.

(2)
Includes $155,000 that was reimbursed to the Company by Five Star Products.  See “CERTAIN TRANSACTIONS WITH MANAGEMENT – Transactions with Related Persons, Promoters and Certain Controls Persons” below.

(3)
For services rendered from and after April 23, 2007 when Mr. Sobotko became an employee of the Company.  Includes $103,000 that was reimbursed to the Company by Five Star Products.  See “CERTAIN TRANSACTIONS WITH MANAGEMENT – Transactions with Related Persons, Promoters and Certain Controls Persons” below.

(4)
Pursuant to the Management Agreement (as amended) between the Company and GPS, in  both 2006 and 2007, the Company paid GPS a yearly fee for the services provided by Mr. Feldman (who was a party to an employment agreement with GPS). The Company paid GPS approximately 80% of the cost of the compensation and benefits provided by GPS to Mr. Feldman.  Mr. Feldman ceased serving as Chairman of the Board and Chief Executive Officer of the Company, as a director of the Company, and in all other capacities with the Company effective May 31, 2007.

(5)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, calculated in accordance with FAS 123R.  A discussion of the assumptions used in calculating these values may be found in Note 13 to our audited financial statements in the Form 10-K for the fiscal year ended December 31, 2007.

(6)
For Mr. Eisen, the amount reflected under “All Other Compensation” is comprised of directors fees received in 2007 for service prior to his election as Chief Executive Officer of the Company on June 1, 2007.

For Mr. Belknap, the amount reflected under “All Other Compensation” is comprised of Group Term Life insurance premiums.

For Mr. Sobotko, the amount reflected under “All Other Compensation” is comprised of:

•	$41,917 paid to Mr. Sobotko for consulting performed prior to his becoming an officer and employee of the Company in April 2007

•	$828 for Group Term Life insurance premiums.

For Mr. Feldman, the amount reflected under “All Other Compensation” is comprised of:

•
$33,540 and $113,400 in 2007 and 2006, respectively, which represents the dollar value of insurance premiums paid by the Company to GPS for the purpose of providing life insurance for the benefit of Mr. Feldman.

•	$3,013 and $34,007 in 2007 and 2006, respectively, which represents the amounts paid by the Company for Mr. Feldman’s membership in a country club.

•
$18,719 and $24,533 in 2007 and 2006, respectively, which represents the aggregate incremental cost to the Company for providing Mr. Feldman with an automobile and associated commutation costs.  This amount includes the lease payments, maintenance, gas, parking and toll fees paid by the Company for Mr. Feldman’s benefit.

  2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning the holdings of unexercised and unvested options to purchase shares of common stock of the Company for each of the named executive officers at the end of fiscal 2007.

Name	Number of Shares of Common Stock Underlying Unexercised Options which are Exercisable	Number of Shares of Common Stock Underlying Unexercised Options which are Unexercisable	Option Exercise Price Per Share of Common Stock	Option Expiration Date
	(#)	(#)	($)
Harvey P. Eisen	0	2,500,000 (1)	$2.45	February 28, 2017
John Belknap	133,333 (2)	266,667 (2)	$2.45	February 28, 2017
Ira Sobotko	0	100,000 (3)	$2.68	July 29, 2017
Jerome I. Feldman	0	0	0

(1)	These options vested or will vest in approximately one-third increments on each of March 1, 2008, March 1, 2009 and March 1, 2010.

(2)	These options vested or will vest in approximately one-third increments on each of December 1, 2007, December 1, 2008 and December 1, 2009.

(3)	These options will vest in approximately one-third increments on each of July 30, 2008, July 30, 2009 and July 30, 2010

         The following tables provides information concerning the holdings of unexercised and unvested options to purchase common stock of Five Star Products and awards of Five Star Products restricted stock for each of the named executive officers at the end of the 2007 fiscal year.

2007 FIVE STAR PRODUCTS STOCK OPTION GRANTS

Name	Number of Shares of Common Stock Underlying Unexercised Options which are Exercisable	Number of Shares of Common Stock Underlying Unexercised Options which are Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price Per Share of Common Stock	Option Expiration Date
	(#)	(#)	(#)	($)
Harvey P. Eisen	0	0	0	0
John Belknap	0	0	0	0
Ira Sobotko	0	0	125,000 (1)	$0.78	July 17, 2017
Jerome I. Feldman	0	0	0	0
(1)  For a description of this award see “Agreement with Ira J. Sobotko”

2007 FIVE STAR PRODUCTS RESTRICTED STOCK GRANTS

Name	Number of Shares of Common Stock That Have Not Vested	Market Value of Shares of Stock that Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares that Have Not Vested
	(#)	($)	(#)	($)
Harvey P. Eisen	0	0	0	0
John Belknap	0	0	1,000,000 (1)	690,000
Ira Sobotko	0	0	0	0
Jerome I. Feldman	0	0	0	0
(1) For a description of this award see “Agreement with John C. Belknap”.

Overview of Material Agreements with Our Named Executive Officers

The following is a summary of the material terms of employment agreements pursuant to which compensation was paid to our named executive officers for their service with the Company or Five Star Products and to GPS for the services of Mr. Feldman.

Agreement With Respect to Jerome I. Feldman

Pursuant to the a Management Agreement with GPS, as compensation for Mr. Feldman’s service as Chief Executive Officer of the Company during the period of January 1, 2007 through May 31, 2007, the Company paid GPS an annual fee of $217,000, which represented approximately 80% of the aggregate cost of the compensation and benefits provided by GPS to Mr. Feldman in that period.  The Company has no further obligations with respect to Mr. Feldman.

Agreement with Harvey P. Eisen

From and after June 1, 2007, Mr. Eisen, who at such time served, and who currently serves, as a director of the Company, commenced serving in the additional positions as Chairman of the Board, President and Chief Executive Officer of the Company.  Effective upon the commencement of his service as Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Eisen received an annual salary of $100,000.

On March 1, 2007, in connection with its decision to appoint Mr. Eisen to the executive positions described above, the Company’s Board of Directors granted to Mr. Eisen options to purchase an aggregate of 2,500,000 shares of Company common stock, pursuant to the Company’s 2003 Incentive Stock Plan (the “2003 Plan”), at an exercise price equal to $2.45 per share, which was the average of the closing bid and asked prices of Company common stock on March 1, 2007.  The options vest in three equal annual installments, the first of which vested on March 1, 2008.  Upon the occurrence of a change in control of the Company (as defined in the contract relating to the aforesaid options), all unvested options also will become fully vested.

Agreement with John C. Belknap

Mr. Belknap, who serves as a Vice President and director of the Company and as the Chief Executive Officer and President and a director of Five Star Products, receives a salary of $300,000 from the Company, $155,000 of which was reimbursed to the Company by Five Star Products in 2007 based on the amount of time Mr. Belknap spends working for Five Star Products.  In addition, Mr. Belknap was granted options to purchase an aggregate of 400,000 shares of Company common stock pursuant to the 2003 Plan at an exercise price equal to $2.45 per share, which was the average of the closing bid and asked prices of Company common stock on March 1, 2007.  One third of the options vested on December 1, 2007 and the remaining options vest in two additional annual installments, commencing on December 1, 2008.  Upon the occurrence of a change in control of the Company (as defined in the contract relating to the aforesaid options), all unvested options will become fully vested.

In addition, pursuant to a Restricted Stock Agreement, dated as of March 2, 2007, between Five Star Products and Mr. Belknap (the “Restricted Stock Agreement”), Mr. Belknap was granted 1,000,000 restricted shares of Five Star Products common stock.  333,000 of the restricted shares vested on March 31, 2008 based upon the attainment by Five Star Products of adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), as defined in the Restricted Stock Agreement, of $5.0 million for the year ending December 31, 2007.  Contingent upon Mr. Belknap’s continued employment with Five Star Products or the Company:

•	333,000 of the restricted shares will vest if Five Star Products achieves adjusted EBITDA of $7.5 million for the year ending December 31, 2008;

•	334,000 of the shares will vest if Five Star Products achieves adjusted EBITDA of $11.25 million for the year ending December 31, 2009; and

•	to the extent that adjusted EBITDA equals or exceeds $23.75 million for the three-year period ending December 31, 2009, any previously unvested shares will vest.

Upon the occurrence of a change in control of Five Star Products or the Company (as defined in the Restricted Stock Agreement), all unvested shares also will become fully vested.

Five Star Products has granted Mr. Belknap certain demand and piggy-back registration rights beginning March 2, 2010 pursuant to a registration rights agreement between Mr. Belknap and Five Star Products.

Agreement with Ira J. Sobotko

Pursuant to the terms and conditions of the Stock Option Agreement, dated July 30, 2007, between the Company and Mr. Sobotko (the “Sobotko Stock Option Agreement”), Mr. Sobotko, who serves as Vice President, Finance, Secretary and Treasurer of the Company and as Senior Vice President, Finance, Secretary and Treasurer of Five Star Products, was granted options to purchase 100,000 shares of Company common stock under the 2003 Plan at an exercise price equal to $2.68 per share, the average of the closing bid and asked prices of the Company common stock on July 30, 2007, under the Company’s 2003 Incentive Stock Plan.  Contingent upon Mr. Sobotko’s continued employment with the Company:

•	Options to purchase 33,333 shares of Company common stock will vest and become exercisable on July 30, 2008

•	Options to purchase 33,333 shares of Company common stock will vest and become exercisable on July 30, 2009; and

•	Options to purchase 33,334 shares of Company common stock will vest and become exercisable on July 30, 2010.

Upon the occurrence of a change in control of the Company (as defined in the Sobotko Stock Option Agreement), all unvested shares shall become fully vested and exercisable.

In addition, pursuant to the terms and conditions of the Stock Option Agreement, dated July 17, 2007, between Five Star Products and Mr. Sobotko (the “Sobotko Five Star Stock Option Agreement”), Mr. Sobotko was granted options to purchase 125,000 shares of Five Star Products common stock at an exercise price equal to $0.78 per share, the average of the closing bid and asked prices of Five Star Products common stock on July 17, 2007, under Five Star Products’ 2007 Incentive Stock Plan.  Options to purchase 41,625 shares of Five Star common stock vested on March 31, 2008 based upon the attainment by Five Star Products of adjusted EBITDA (as defined in the Sobotko Five Star Stock Option Agreement) of $5.0 million for the year ending December 31, 2007.  Contingent upon Mr. Sobotko’s continued employment with Five Star Products:

•
Options to purchase 41,625 shares of Five Star Products common stock will vest and become exercisable if Five Star Products achieves Adjusted EBITDA of at least $7.5 million for the year ending December 31, 2008; and

•
Options to purchase 41,750 shares of Five Star Products common stock will vest and become exercisable if Five Star Products achieves Adjusted EBITDA of at least $11.25 million for the year ending December 31, 2009.

•	To the extent that Adjusted EBITDA equals or exceeds $23.75 million for the three-year period ending December 31, 2009, any previously unvested shares will vest and become exercisable.

Notwithstanding any contrary provision of the stock option agreement, if Mr. Sobotko is employed by Five Star Products as of December 31, 2008 or December 31, 2009, Mr. Sobotko shall be entitled to the vesting of his options for that fiscal year, regardless of whether his employment terminates prior to the formal determination of vesting (i.e., the Adjusted EBITDA calculations) for such fiscal year.  Upon the occurrence of a change in control (as defined in the Sobotko Five Star Stock Option Agreement) of the Company or Five Star Products, all unvested shares also will become fully vested and exercisable.

Mr. Sobotko receives an annual salary of $200,000 from the Company, $138,424 of which was paid for his partial year employment in 2007 with $103,000 of such sum reimbursed to the Company by Five Star Products in 2007 based on the amount of time Mr. Sobotko spent working for Five Star Products.

Termination of Employment and Change in Control Arrangements

Potential Payments upon Termination or Change in Control

See the descriptions of the agreement with the named executive officers above for information with respect to the early vesting of stock option and restricted stock awards upon a change in control.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Transactions with Related Persons, Promoters and Certain Control Persons

Warrants to Purchase Company Common Stock

On August 8, 2003, pursuant to a Note and Warrant Purchase Agreement, GPS issued and sold to Gabelli Asset Management, Inc. $7,500,000 aggregate principal amount of 6% Conditional Subordinated Notes due 2008 (the “Notes”) and 937,500 warrants (the “GP Warrants”), each entitling the holder thereof to purchase (subject to adjustment) one share of GPS’ common stock.  The Notes mature in August 2008 with interest at the rate of 6% per annum payable semi-annually commencing on December 31, 2003.  The Notes are secured by a mortgage on GPS’ former property located in Pawling, New York that was contributed to MXL Industries, Inc. (“MXL”) in connection with the spin-off (the “Spin-Off”) of the Company from GPS, which occurred on November 24, 2004.  MXL, which is now a subsidiary of the Company, assumed the mortgage, but without liability for repayment of the Notes or any other obligations of GPS under the Note and Warrant Purchase Agreement (other than foreclosure on the property).  If there is a foreclosure on the mortgage for payment of the Notes, GPS has agreed to indemnify MXL for the loss of the value of the property.

Pursuant to the Note and Warrant Purchase Agreement, on completion of the Spin-Off, the Company issued warrants (“National Patent Development Warrants”) to the holders of the GP Warrants entitling them to purchase, in the aggregate, a number of shares of the Company’s common stock equal to 8% of the number of shares of such stock outstanding at completion of the spin-off.  An aggregate of 1,423,887 National Patent Development Warrants were issued to the holders of the GP Warrants on December 4, 2004, none of which had been exercised as of March 21, 2008.  The exercise price of the National Patent Development Warrants is $3.57, which represents 160% of the average closing price of the Company’s common stock over the 20 consecutive trading days commencing on the record date of the spin-off.  National Patent Development Warrants are exercisable at any time through August 2008.

Loan to Five Star Products

Five Star Products’ wholly-owned subsidiary, Five Star Group, issued an unsecured note (the “JL Note”) payable to JL Distributors, Inc. (“JL”), a wholly-owned subsidiary of the Company following the Spin-Off.  The JL Note bore interest at 8%, payable quarterly, and matured on June 30, 2005.  On June 30, 2005, the Company and Five Star Products agreed to extend the JL Note for a one-year term maturing on June 30, 2006 through the issuance by Five Star Products to JL of a new promissory note on substantially the same terms as the original JL Note (the “Extended Note”).  In consideration to the Company for the Extended Note, Five Star Products paid the Company a fee of one percent of the note’s outstanding balance, or $28,000.  In addition, the interest rate on the Extended Note was increased to 9%.  On July 28, 2006, Five Star Products and the Company agreed to extend the Extended Note for a one-year term maturing on June 30, 2007.  In consideration to the Company for the extension of the Extended Note, Five Star Products paid the Company a fee of one percent of the Extended Note’s outstanding balance, or $28,000, during July 2006.  The interest rate on the Extended Note remained at 9%.

On March 2, 2007, Five Star Products and JL amended the Extended Note (i) to extend the maturity date from June 30, 2007 to June 30, 2009, (ii) to add a conversion feature such that the holder of the Extended Note, at its option, may convert the principal of the Extended Note, and any accrued interest, into shares of Five Star Products’ common stock at a fixed conversion price of $0.40 per share, and (iii) to modify the Extended Note to eliminate Five Star Products’ right to prepay the Extended Note prior to maturity.  Five Star Products also granted JL certain registration rights with respect to the shares of Five Star Products’ common stock issuable upon exercise of the Extended Note pursuant to a Registration Rights Agreement, dated as of March 2, 2007, between Five Star Products and JL.

Services to Five Star Products

Since 2004, the Company has provided legal, tax, public and investor relations, insurance and employee benefit administration services to Five Star Products pursuant to a management services agreement for fees which were $11,500 per month from April 2007 to December 31, 2007.  The fee for the three months ended March 31, 2007 was $28,000 per month.  In addition, Five Star Products reimbursed the Company for $16,666 per month for Mr. Feldman’s services to Five Star Products through May of 2007 and $17,000 and $11,000 per month for the services of Messrs. Belknap and Sobotko, respectively from April to December, 2007.  The management services agreement is automatically renewable for successive one-year terms unless one of the parties notifies the other in writing at least six months prior to the end of any renewal thereof.  The Company and Five Star Products agree annually, in writing, to a management fee and adjust such figure during the year if necessary.  The management services agreement was renewed for 2008.

Fees incurred under the management services agreement totaled $527,000, $370,000 and $500,000 for the years ended December 31, 2007, 2006 and 2005, respectively.  The largest aggregate amount of principal outstanding and due during fiscal 2007 was $166,000, all of which has been paid by Five Star Products.  At December 31, 2007 and 2006, the amounts due to the Company under the management services agreement were $108,000 and $58,000, respectively.

In addition, the Company incurred certain expenses on behalf of Five Star Products, primarily involving insurance, legal and other professional expenses.  Five Star Products reimbursed the Company for such expenses, which amounted to approximately $561,000 for the year ended December 31, 2007.

Services From GPS

Prior to the Spin-Off, the Company was a wholly-owned subsidiary of GPS.  In connection with the Spin-Off and while the Company was a wholly-owned subsidiary of GPS, GPS and the Company entered into contracts that govern certain relationships between them.  GPS and the Company believe that these agreements are at fair market value and are on terms comparable to those that would have been reached in arm’s-length negotiations had the parties been unaffiliated at the time of the negotiations.

Through part of 2007, certain of the Company’s executive officers were also executive officers of GPS and remained on GPS’ payroll.  The executive officers did not receive any salary from the Company; however, they provided the Company with management services under the Management Agreement between GPS and the Company entered into while the Company was a wholly-owned subsidiary of GPS and in connection with the Spin-Off.  Services under the Management Agreement related to corporate federal and state income taxes, corporate legal services, corporate secretarial administrative support, and executive management consulting.  The term of the Management Agreement terminated on November 24, 2007.  In 2007 the Company paid GPS a fee under the Management agreement of $335,000.  Since June 1, 2007, the Company has not had to pay GPS a monthly fee because of the expiration of Mr. Feldman’s employment agreement, the fact that no officers or employees of GPS provided further services to the Company and the assumption of other services by the Company.

Loan From Bedford Oak

On November 12, 2004, the Company entered into an agreement (the “Bedford Agreement”) to borrow approximately $1,060,000 from Bedford Oak Partners, L.P., a greater than five percent stockholder, which is controlled by Mr. Eisen, the Company’s current Chairman of the Board and Chief Executive Officer, and approximately $530,000 from Mr. Feldman, the Company’s former Chairman of the Board and Chief Executive Officer, to exercise the Company’s option to purchase 2,068,966 shares of Series B Convertible Preferred Shares of Valera, for an aggregate price of $1,590,000.  The loans bore interest at six percent per annum, matured on October 31, 2009, and were secured by all shares of Valera owned by the Company, including the purchased shares.  The Bedford Agreement also provided certain contingent payments to the lending parties upon the sale of the Valera stock.

On January 20, 2005, all the principal and interest under the loans were repaid, including interest of $10,217 and $5,682 for Bedford Oak Partners and Mr. Feldman, respectively.  Effective April 18, 2007, all of the outstanding common stock of Valera was acquired by Indevus Pharmaceuticals, Inc. (“Indevus”).  Under this transaction, at the effective date of the transaction each share of Valera common stock outstanding immediately prior to the effective time was exchanged for 1.1337 shares of Indevus common stock and certain Contingent Stock Rights, (defined below).

From June 25, 2007 through and including September 12, 2007, the Company sold, in a series of brokers’ transactions, all of its 2,639,482 shares of Indevus common stock in open market transactions for an aggregate of approximately $17,598,000, net of commissions and brokerage fees.  Pursuant to the Bedford Agreement, Bedford Oak Partners and Mr. Feldman received an aggregate of approximately $922,000 of the proceeds of these sales.

The Company continues to hold contingent stock rights (the “Contingent Stock Rights”) for certain products in development by Indevus that will become convertible into shares of Indevus common stock to the extent specific milestones with respect to each product are achieved.  If all milestones are achieved, the Company will receive $2,070,670 and $3,106,005, respectively, worth of shares of Indevus common stock upon conversion of the Contingent Stock Rights.  Under the Bedford Agreement, Bedford Oak Partners and Mr. Feldman will participate in 50% of the profits earned on 19.51% of shares of Indevus common stock received by the Company upon conversion of the Contingent Stock Rights at such time as such shares are sold by the Company.

Summaries of the compensation arrangements and agreements in which the Company and its executive officers and directors are participants and where the amount involved exceeds $120,000, since the beginning of the Company’s last fiscal year, are included in the narrative following the 2007 Summary Compensation Table above.

Agreement with S. Leslie Flegel

On March 2, 2007, in connection with his appointment as Chairman of Five Star Products, Mr. Flegel entered into a three-year agreement with Five Star Products ending on March 1, 2010 (the “Flegel Agreement”).  Under the Flegel Agreement, Mr. Flegel was to receive an annual fee of $100,000 and be reimbursed (i) for all travel expenses incurred in connection with his performance of services to Five Star Products and (ii) beginning in November 2007, for up to $125,000 per year of the cost of maintaining an office.  In addition, pursuant to the Flegel Agreement, Mr. Flegel was issued 2,000,000 shares of Five Star Products common stock, all of which are fully vested and not subject to forfeiture.

Also on March 2, 2007, Mr. Flegel entered into an agreement with the Company pursuant to which he purchased from the Company 200,000 shares of its common stock at a price of $2.40 per share, or $480,000 in the aggregate.  This agreement provided Mr. Flegel with the right to exchange any or all of the 200,000 shares of Company common stock into Five Star Products common stock held by the Company at the rate of six shares of Five Star Products common stock for each share of Company common stock.

On March 25, 2008, Mr. Flegel, the Company and Five Star Products entered into an Agreement and Release under which (1) Mr. Flegel resigned as an officer and director of Five Star Products and as a director of the Company and his right to all future payments under the Flegel Agreement was terminated; (2) the Company purchased 1,689,336 shares of common stock of Five Star Products from Mr. Flegel and 301,664 shares of common stock of Five Star Products from his family for $0.60 per share; (3) the Company repurchased the 200,000 shares of common stock of the Company for $3.60 per share (which equates to $0.60 per share of common stock of Five Star Products had Mr. Flegel exercised his right to convert these shares of the Company’s common stock into shares of the common stock of Five Star Products); (4) Mr. Flegel, on one hand, and the Company and Five Star Products, on the other hand, gave each other full releases from any further claims or causes of action; and (5) Mr. Flegel has agreed not to compete with the Company or Five Star Products or solicit its employees for a period of one year.

STOCKHOLDER PROPOSALS

Proposals of stockholders which are eligible under SEC rules to be included in the Company’s 2009 proxy materials must be received by the Corporate Secretary of the Company no later than December 30, 2008.  If the Company changes the date of its 2009 annual meeting to a date more than 30 days from the original date of its 2008 annual meeting, then the deadline for submission of stockholder proposals under SEC rules will be changed to a reasonable time before the Company begins to print and mail its proxy materials.  If the Company changes the date of its 2009 annual meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its stockholders by another reasonable method.

Under our by-laws, written notice of a stockholder proposal (containing the information specified in our by-laws regarding the stockholder and the proposed action) which are outside the ambit of the proposals eligible under SEC rules must be delivered to, or mailed and received by, the Corporate Secretary of the Company at the principal executive offices of the Company not less than 90 prior to the anniversary date of the immediately preceding annual meeting.  Accordingly, any stockholder who wishes to have a proposal considered at the 2009 annual meeting must deliver a written notice (containing the information specified in our by-laws regarding the stockholder and the proposed action) to the Company’s Secretary no later than March 10, 2009.  If the 2009 annual meeting is called for a date that is not within 30 days of such anniversary date, under our by-laws the Corporate Secretary of the Company must receive written notice (containing the information specified in our by-laws regarding the stockholder and the proposed action) from any stockholder who wishes to have a proposal considered at the 2009 annual meeting no later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was first made.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above.  Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors,

HARVEY P. EISEN
Chairman, Chief Executive Officer
and President

A copy of the annual report to stockholders for the fiscal year ended December 31, 2007 accompanies this proxy statement.  The annual report is a combined report with the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2007, as filed with the SEC.  The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request addressed to National Patent Development Corporation, Attn:  Corporate Secretary, 10 East 40th Street, Suite 3110, New York, New York 10016.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.
1. Election of Directors: 01 - Harvey P. Eisen 02 - John C. Belknap 03 - Talton R. Embry 04 - Scott N. Greenberg 05 - Lawrence G. Schafran
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT- To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	To ratify the appointment of Eisner LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
Proxy — NATIONAL PATENT DEVELOPMENT CORPORATION

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders
To Be Held on Tuesday, June 10, 2008

The undersigned hereby appoints John C. Belknap and Ira J. Sobotko, and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the annual meeting of stockholders of National Patent Development Corporation (the “Company”), to be held in the Gilbert Room on the fourth floor of the New York Marriott Marquis Times Square, located at 1535 Broadway, New York, New York 10036, on Tuesday, June 10, 2008, at 9:00 a.m. Eastern Daylight Time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as stated on the reverse side.

The proxies will vote as specified herein or, if a choice is not specified, they will vote “FOR ALL” of the nominees listed in Item 1 and “FOR” the proposal set forth in Item 2.